Willkie Farr & Gallagher LLP
                        787   Seventh Avenue
                        New York, NY 10019-6099





April 29, 2004

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re: Citigroup Diversified Futures Fund L.P. (the "Partnership") SEC 1933 Act File No. 333-110076


Ladies and Gentlemen:

On behalf of the Partnership to which reference is made above, I have enclosed herewith a registration statement on Form 8-A, with references to exhibits thereto, in order to register the Partnership's Units of Limited Partnership Interest under the Securities Exchange Act of 1934, as amended.

The Form has been modified in Item 1 to specify the sections and page numbers of the Registrant's 1933 Act Registration Statement from which information has been incorporated by reference.

Should you have any questions regarding this matter, please telephone me at 212-728-8762.



Very truly yours,

/s/ Daniel E. Friedman

    Daniel E. Friedman

Enclosures

cc: Emily M. Zeigler
    Rita M. Molesworth